UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2020

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34851 (Commission File Number)	84-1573084 (IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado 80111 (Address of principal executive offices) (zip code)

(303) 846-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	RRGB	NASDAQ (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 16, 2020, Red Robin Gourmet Burgers, Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with J.P. Morgan Securities LLC, as agent (“J.P. Morgan”), pursuant to which the Company may offer and sell, from time to time, through J.P. Morgan, shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $40.0 million (the “Shares”).

The Company is not obligated to sell any Shares under the Distribution Agreement. Subject to the terms and conditions of the Distribution Agreement, J.P. Morgan will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions specified by the Company. Under the Distribution Agreement, J.P. Morgan may sell Shares by any method permitted by law deemed to be an “at the market offering” under Rule 415(a)(4) under the Securities Act of 1933, as amended, or by means of such other sales of the Shares on behalf of the Company as agreed by the Company and J.P. Morgan in writing. The Company will pay J.P. Morgan a commission of up to 3% of the gross sales price from each sale of Shares and provide J.P. Morgan with customary indemnification and contribution rights. The Distribution Agreement may be terminated by J.P. Morgan or the Company at any time upon notice to the other party.

The issuance and sale, if any, of the Shares by the Company under the Distribution Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-238806) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 29, 2020 and declared effective on June 10, 2020. The offering is described in the Company’s Prospectus dated June 10, 2020, as supplemented by a Prospectus Supplement dated June 16, 2020, as filed with the SEC on June 16, 2020.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Company, relating to the validity of the Shares being offered pursuant to the Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On June 16, 2020, the Company issued a press release announcing entry into the Distribution Agreement, pursuant to which the Company may offer and sell, from time to time, through J.P. Morgan, Shares having an aggregate offering price of up to $40.0 million. A copy of the press release is attached as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Distribution Agreement nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Distribution Agreement, dated as of June 16, 2020, by and between Red Robin Gourmet Burgers, Inc. and J.P. Morgan Securities LLC.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated June 16, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Lynn S. Schweinfurth
Name:	Lynn S. Schweinfurth
Title:	Executive Vice President and Chief Financial Officer

Dated: June 16, 2020